                                                                   Exhibit 10(i)




                                    AGREEMENT


                                     between


                               ELECTRO-VOICE, INC.


                                       and


                                    LOCAL 663

                             INTERNATIONAL UNION OF

                             ELECTRONIC, ELECTRICAL,

                               SALARIED, MACHINE &

                                FURNITURE WORKERS

                                     AFL-CIO


                                    1992-1995


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                                TABLE OF CONTENTS

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
PREFACE
AGREEMENT                ................................................................................1
ARTICLE 1                UNION RECOGNITION...............................................................1
ARTICLE 2                PURPOSE OF AGREEMENT............................................................1
ARTICLE 3                NO DISCRIMINATION...............................................................2
ARTICLE 4                UNION REPRESENTATION............................................................2
ARTICLE 5                UNION SECURITY & CHECK OFF......................................................4
ARTICLE 6                GRIEVANCE PROCEDURES ARBITRATION
                         GRIEVANCES......................................................................6
ARTICLE 7                SENIORITY.......................................................................9
ARTICLE 8                DISCIPLINE & DISCHARGE.........................................................14
ARTICLE 9                HOURS & OVERTIME...............................................................16
ARTICLE 10               LEAVE OF ABSENCE...............................................................19
ARTICLE 11               PROBATIONARY PERIOD............................................................23
ARTICLE 12               QUALIFYING FOR PREMIUM JOBS....................................................23
ARTICLE 13               ...............................................................................24
ARTICLE 14               HEALTH & SAFETY................................................................24
ARTICLE 15               TIME STUDY.....................................................................25
ARTICLE 16               REPORT IN/CALL IN/CALL BACK PAY................................................26
ARTICLE 17               MANAGEMENT RIGHTS..............................................................26
ARTICLE 18               COMPENSATORY LEAVE FOR SICKNESS
                         OR EMERGENCIES.................................................................27
ARTICLE 19               VACATION.......................................................................28
ARTICLE 20               COST OF LIVING ALLOWANCE.......................................................32
ARTICLE 21               INSURANCE......................................................................33
ARTICLE 22               HOLIDAYS.......................................................................36
ARTICLE 23               PENSION........................................................................37
ARTICLE 24               GENERAL........................................................................39
ARTICLE 25               WAGE PROGRESSIONS..............................................................44
APPENDIX A               ...............................................................................45
APPENDIX B               ...............................................................................47
APPENDIX C               ...............................................................................48
APPENDIX D               ...............................................................................49
APPENDIX E               ...............................................................................50
APPENDIX F               ...............................................................................51
APPENDIX G               ...............................................................................52
APPENDIX B               NEW HIRES RATES 1ST YEAR.......................................................53

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
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
APPENDIX B               NEW HIRES RATES 2ND YEAR.......................................................54
APPENDIX C               NEW HIRES RATES 1ST YEAR.......................................................55
APPENDIX C               NEW HIRES RATES 2ND YEAR.......................................................56
APPENDIX D               NEW HIRES RATES 1ST YEAR.......................................................57
APPENDIX D               NEW HIRES RATES 2ND YEAR.......................................................58
APPENDIX E               NEW HIRES RATES 1ST YEAR.......................................................59
APPENDIX E               NEW HIRES RATES 2ND YEAR.......................................................60
APPENDIX F               NEW HIRES RATES 1ST YEAR.......................................................61
APPENDIX F               NEW HIRES RATES 2ND YEAR.......................................................62
APPENDIX G               NEW HIRES RATES 1ST YEAR.......................................................63
APPENDIX G               NEW HIRES RATES 2ND YEAR.......................................................64
ARTICLE 26               DURATION OF AGREEMENT..........................................................65
CALENDARS

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
                                    AGREEMENT


           This Agreement made and entered into on this 1st day of June, 1992, by ELECTRO-VOICE, INC., hereinafter called the EMPLOYER, and the INTERNATIONAL UNION OF ELECTRONIC, ELECTRICAL, TECHNICAL, SALARIED and MA CHINE & FURNITURE WORKERS, AFL-CIO and its LOCAL 663, hereinafter called the UNION.


                                    ARTICLE 1
                                UNION RECOGNITION

           The Employer recognizes the Union as the sole and exclusive collective bargaining agent for all full time and regular part-time production employees, at the Employers Sevierville, Tennessee plant, including truck drivers, shipping and receiving employees, quality control department employees, production control department employees and plant clerical employees, BUT EXCLUDING office clerical employees, engineering department employees, assistant foremen, and professional employees, guards and supervisors as defined in the Act. The foregoing as provided for in Certification Case Number 10-RC-9817, dated February 11, 1974.


                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

           Section 2.01. It is the purpose of this agreement to promote the mutual interest of the Employees and the Employer, to secure a prompt and equitable disposition of grievances, to establish fair wages, hours and working conditions, to secure a peaceful and harmonious relationship and to provide a safe and healthful working environment and to set forth the sole and entire agreement between the Employer and the Union with respect to wages, hours, and all other terms and conditions of employment. The parties agree to co operate fully to secure the advancement and achievement of the above purposes. The prin ciple of a fair days work for a fair days pay is jointly recognized.

           Section 2.02. The term "Employee" when used in this Agreement means an employee of the Employer in the Bargaining Unit.

                                    ARTICLE 3
                                NO DISCRIMINATION

           Section 3.01. The provisions of this Agreement shall be applied to all employees without discrimination or preferential treatment for any reason including age, sex, race, color, creed, national origin, handicap or any other reason prohibited by law.

           Section 3.02. The Employer agrees not to interfere with the rights of its employees to become members of the Union, and there shall be no discrimination, interference, restraint, or coercion by the Employer or any of its agents against any employee be cause of Union membership or because of his acting as an officer or in any other bonafide activity on behalf of the union.

           Section 3.03. The Union recognizes its responsibility as a result of NLRB certification to represent all employees in the bargaining unit and agrees there will be no discrimination, interference, restraint, or coercion by the Union or any of its agents against any employee because of his refusal to join or participate in the Union or Union activities.


                                    ARTICLE 4
                              UNION REPRESENTATION

           Section 4.01. The officers or any authorized representative or officials of the Union shall have admission, from the Employer, to the plant or premises of the Employer at any time during working hours for the purpose of ascertaining whether or not this Agreement is being observed by the parties thereto, or for assisting in the adjustment of grievances. Such admission shall be through the receptionist who will refer the representatives to the Personnel Department for the issuance of a pass without undue delay.

           Section 4.02. Authorized representatives shall be: Officers and representatives of the IUE-AFL-CIO or District 7 of such Union: The President, Chief Steward, Vice- President, Recording Secretary, Financial Secretary, Trustees, Sgt.-At-Arms, and Stewards in their areas of representation.

           The above identified officers shall be allowed to take a reasonable amount of time off from work to attend to the affairs of the local without pay from the Employer, provided that a Union Affairs Pass stating the general purpose of the absence is submitted to the Personnel Manager in advance. This time off will not be charged against these officers in any way. The Employer reserves the right to postpone such absences in case of emer-

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gency. The Union agrees to control and regulate abuses in regard to the amount of time and frequency of absences for such union business.

           These authorized representatives shall be entitled to enter the plant in hours other than their regular shift in accordance with Section 4.01 of this Article. Should there be no receptionist on duty they may be admitted by contacting the supervisor in charge and securing a "Union Affairs Pass."

           Section 4.03. Stewards will be chosen from and assigned to the following areas: Zones 1, 2, 3 and 4.

           Zone 1. Lines 1 and 2, Quality Control, Roving inspectors, Tool Crib, Tool and Die, Set-Up, Glue Center, Salvage, Custodian, Fabrication Area, Cable, Engraver, Mini-Jector, and Tube and Damping.

           Zone 2. Lines 3, 4 and 5.

           Zone 3. Lines 6, 7, 8 and Back Electret.

           Zone 4. Receiving Inspectors, Truck Driver, Material Handler, Miscellaneous, Shipping Clerk, Stockroom, Head Line, Production Control, Charge Machine and RE 2000 Specialist.

           If the Employer places employees on the second shift or third shift, there will be a steward appointed and elected to represent employees on the shift in question. This elected steward will continue to represent all employees until the number of employees exceeds twenty-five (25). When the number of employees exceeds twenty-five (25), there will be another steward appointed and/or elected.

           Section 4.04. Should there be a substantial change in the level of employment, a commensurate change in the number of stewards may be provided for by mutual agreement between the Employer and the Union.

           Should the number of stewards, under this section, be reduced or increased the Union will determine the steward affected.

           Section 4.05. If five (5) or more employees are scheduled to work at any time other than the regular shift (Monday - Friday), the Employer will notify the proper union steward, chief steward or representative as soon as possible of the need for union representation. The steward or his designated alternate, chosen at the option of the union, must

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be present. The steward or his designated alternate working solely to provide representation shall be assigned any full time work in the zone which they are representing in addition to the number of employees needed. The steward will also be placed in the area with in the zone with the largest number of employees working. If five (5) or more employees are working in various zones the steward or his designated alternate shall be assigned work in the zone with the largest number of employees working. These are exceptions to the above in this section:

           (A) When the steward or designated alternate is one of the normal operators asked to work overtime.

           (B) When the steward or designated alternate is eligible by the turn sheet to work the overtime.

           Section 4.06. Should the union seek a renewal of this Agreement, it shall select a Negotiating Committee of not to exceed five (5) members to negotiate with the Employer the number of International Representatives not included. In the event of such negotiations, the Employer will pay for all scheduled work hours lost at the employee's regular earnings to each Negotiating Committee member for all time spent in meetings with the Employer's representatives.


                                    ARTICLE 5
                           UNION SECURITY & CHECK OFF

           Section 5.01. During the life of this Agreement, the Employer will make deductions of Union membership dues and initiation fees, if payable for each employee who signs an authorization cord which will be furnished to the Employer by the Union. The deductions shall be made from the first and/or third pay check of each month. Such deductions shall be paid promptly to the Financial Officer designated by the Union together with a list of employees from whose pay such deductions were made and the amount of each.

           I hereby assign, from my earnings now or hereafter payable to me from the Employer, to Local 663 of the International Union of Electronics, Electrical, Salaried, Ma chine and Furniture Worker's AFL-CIO, a sum equal to Union membership dues and, if owing by me, an initiation fee, as certified to the Employer by the Local.

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           This Assignment and Authorization is voluntarily made in
consideration of the costs of representation and collective bargaining and is not contingent upon my member ship in the Union.

           Pursuant to this Assignment and irrespective of my present or future membership status in the Union, I authorize and direct you to deduct, while I am employed in the rep resented bargaining unit of the Employer, such a sum equal to membership dues, and it owing by me, an initiation fee, as certified to the Employer by the Local.

           Regardless of my membership status, this Assignment and Authorization shall be irrevocable until a date one year from its effective date, or until the date on which the cur rent collective bargaining agreement between the Employer and the Union is terminated, whichever is earlier. I agree and direct that this Assignment and Authorization shall be automatically renewed, and shall be irrevocable for successive period of one (1) year each from its effective date, or for the periods of each succeeding applicable collective bargaining agreement between the Employer and the Union, whichever period is shorter.

           This Assignment and Authorization may only be revoked by written notice by individual registered or certified mail, given by me to the Employer and the Union, post marked not more than twenty (20) days and not less than ten
(10) days prior to the expiration date of each one-year period, or the termination date of each applicable collective bar gaining agreement between the Employer and the union, whichever date is earlier.

           This Authorization and Assignment supersedes all previous Authorizations and Assignments.

           Employees who have not previously authorized deductions or who have revoked check-off as above provided may authorize deductions effective the first day of any calendar month.

           Section 5.02. The Union agrees to save the Company harmless from any action or actions growing out of these deductions and assumes full responsibility for the disposition of the funds so deducted once they have been turned over to the Financial Secretary of the Union as above provided.

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                                    ARTICLE 6
                              GRIEVANCE PROCEDURES
                             ARBITRATION GRIEVANCES

           Section 6.01. Grievances and all answers to grievances (other than those in 6.03A) shall be in writing and signed by the aggrieved employee or employees and/or the union and submitted within the time limited hereinafter set forth.

           Section 6.02. (A) Grievances concerning disciplinary action or discharge must be filed in writing, within five (5) working days of receipt of notification of such action, or such grievances shall not be valid. In event of disciplinary action or discharge the specific reason for such action will be given in writing at the time to the employee with a copy to the Union.

           (B) All other grievances must be filed in writing within ten (10) working days after the occurrence of the event on which it is predicated provided, however, that grievances concerning payroll errors or wage adjustments must be filed in writing within sixty (60) working days, unless either party shall request in writing an extension of time for further investigation of the issue.

           Section 6.03. All differences, disputes and grievances that may arise between the Union and the Employer shall be taken up as follows:

           (A) Step 1 - Between the aggrieved employee on the one hand and the employee's foreman on the other. Either party may request the presence of the area steward.

           If no satisfactory settlement is reached between them within twenty-four (24) hours, the matter shall be reduced to writing and referred to Step 2. (The twenty-four (24) hour period may be extended by mutual consent.)

           (B) Step 2 - The Chief Steward, steward, department head, and a representative of the Personnel Department. The Employer or the Union may request the presence of the employee(s) or the foreman or additional witnesses for the purpose of giving testimony.

           If no satisfactory settlement is reached between them within twenty four (24) hours the matter shall be referred to Step 3. (The twenty-four
      (24) hour period may be extended by mutual consent.) Such settlement shall be reduced to writing.

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           (C) Step 3 - Three (3) Local Union representatives and/or
      representative of the International Union on the one hand and up to four
      (4) Management representatives on the other.

           By mutual agreement, policy or Committee grievances will go directly to the third step.

           If no satisfactory settlement is reached between them within ten (10) working days, the matter may be appealed to arbitration. The ten (10) day period may be extended by mutual consent. Such settlement shall be in writing.

           (D) In respect to the steps of the grievance procedure, union officials will be paid a maximum number of hours (31) per week. These hours can be used by the President, Vice-President, Chief Steward or the stewards.

           Unused hours by the above officers and stewards may be accrued from week to week. However, the above identified officials shall be allowed to take off such additional time as the legitimate processing of grievances might require without pay from the Employer. In addition the three (3) Local Representatives four (4) hours in Step 3.

           Section 6.04. The Union agrees that all stewards will investigate grievances in the shortest period of time possible. Any zone steward (as differentiated from a chief steward) when requested, shall have the right to investigate a grievance within his area of jurisdiction during working hours on Step 1 grievances. In the absence from work of a steward, his chief steward may act in his place. When a steward is called upon to investigate or work on a grievance during working hours, he must do so according to the following procedure. The employee's immediate supervisor will be responsible for contacting the appropriate steward and will do so without undue delay.

           The chief steward and Personnel Manager may be requested to participate in Step 1 of the grievance procedure for consultation purposes. The purpose of this provision is to assure proper training and development of both supervisors and stewards in the skills necessary for resolution of complaints and grievances in Step 1 of the grievance procedure.

           (A) The steward shall not leave his job without prior notice to his immediate supervisor. In the event that the steward is working on a job where a replacement is required, such replacement will be made within the shortest possible time.

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           (B) Prior to leaving his job, the steward will request a "Union
      Affairs Pass" of the immediate supervisor and he must return the pass to such supervisor when returning to the job. Such supervisor will indicate the time on the "Union Affairs Pass" that the steward leaves his work and the time he returns to work from his grievance investigation.

           (C) If the steward is entering an area under the supervision of someone other than the individual issuing the "Union Affairs Pass," he shall inform the supervisor of the reasons for his entering the department.

           (D) Upon receipt of the "Union Affairs Pass," the Zone Steward may leave his work station. When finished with his union business, he must immediately return to his work area.

           (E) Zone stewards will not investigate grievances in other areas of jurisdiction.

           (F) In the event any employee is to be discharged or disciplined and is required to leave the plant, he shall remain in the Personnel Department and the chief steward and steward shall be called in for discussion.

           Section 6.05. The Union agrees there will not be any strike, sit down, slow down, work stoppage, mass absenteeism for concerted action, boycott, sympathy strike, or any other form of action which results in delays, stoppage of work or production during the term of this Agreement. The Employer shall have the right to discharge or otherwise discipline any employee who engages in conduct in violation of this clause. The Employer agrees that there will be no lockout during the term of this Agreement.

                                   ARBITRATION

           Section 6.06. All differences, disputes, and grievances between the parties which shall not have been satisfactorily settled after following the procedure herein above set forth shall, at the request of either party, be appealed to arbitration within ten (10) working days after the time limitation set forth in 6.03(C) of the grievance procedure.

           (A) Upon the issuance of such an appeal, the parties will attempt to select an arbitrator by agreement. If they fail to agree upon an arbitrator within five (5) working days, a joint request will be submitted to the Federal Mediation and Conciliation Service within ten (10) working days by the president of the Local or his designated representative and the Industrial Relations Manager or his designated representative for

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
      a panel of seven (7) arbitrators. Such arbitrators shall be members of the American Arbitration Association.

           (B) An arbitrator will be selected from this panel by the Union and the Employer alternately striking names from the panel until one name remains.

           (C) Should the entire panel be unacceptable to either party, they shall request another panel from the Service.

           Section 6.07. It is the intent of the parties to settle differences, disputes, and grievances by responsible bargaining and not resorting to arbitration as a substitute for such responsibility. It is agreed that the parties shall equally bear the cost of the arbitrator's fee and expense. An arbitrator shall be authorized only to interpret and apply the provisions of this Agreement to the extent necessary to decide the submitted grievance and shall not have authority to add to, detract from or alter in any way the provisions of the Agreement. The parties agree that not more than two (2) related grievances shall be heard by the same arbitrator at one (1) arbitration hearing, or continuation thereof.

           However, the two (2) such related grievances must be no more than ninety (90) days apart in occurrence. Exceptions shall only be made by mutual agreement.

           Section 6.08. The employer will furnish the hearing room. Legal fees and expenses of case preparation shall be borne by the respective parties.


                                    ARTICLE 7
                                    SENIORITY

           Section 7.01. (A) Seniority is the length of the employee's service with the Employer from last date of hire.

           (B) On the day following the effective date of this Agreement a complete seniority list shall be posted in a conspicuous place to be mutually agreed upon by the Employer and the Union. It shall remain posted for twenty
(20) working days. Any protest as to the proper seniority of an employee must be made in writing within this twenty (20) day period. No protest being filed within this twenty (20) day period, the seniority date as posted shall be considered correct and final.

           Section 7.02. (A) The Employer shall provide the Union with up-to-date seniority lists each month, so arranged that the employee with the greatest seniority will

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be first on the list, and the employee with the lowest seniority will be last.
The Employer shall also notify the Union in writing of any changes as they occur between issuance of the above lists.

           (B) Classification seniority records shall be maintained in the Personnel Office and made available to the employee and/or the appropriate union steward on request.

           Section 7.03. (Al) Employees with sixty (60) calendar days and up to six (6) months seniority shall accumulate seniority for six months from date of lay-off or start of leave of absence unless otherwise provided for in Section
7.03 B2, 7.03 B3, 7.03 B4, or 7.03 B5, of this Article. If the duration of the leave or lay-off exceeds six (6) months, the employee shall return to the lowest labor grade.

           (A2) Employees with six (6) months of seniority and up to two (2) years seniority shall accumulate seniority for two (2) years from date of lay-off or start of leave of absence unless otherwise provided for in Section
7.03 B2, 7.03 B3, 7.03 B4, or 7.03 B5, of this Article.

           (A3) Employees with two (2) years up to five (5) years seniority shall accumulate seniority equal to the seniority the employee had at the beginning of a lay-off or leave of absence unless otherwise provided for in
Section 7.03 B2, 7.03 B3, 7.03 B4 or 7.03 B5 of this Article. Returning employees may return to the job classification and shift from which they left.

           (Bl) Employees with more than five (5) years of seniority shall accumulate for the full period of the layoff or leave of absence.

           (B2) Employees taking leaves of absence to hold full time public office shall accumulate seniority during their term of office.

           (B3) Employees elected or appointed to full time union position upon written request to the Employer from the President of the International Union or the President of District 7 of the International Union shall continue to accumulate seniority during their term of office.

           (B4) Employees elected to or appointed to full time office of the Local Union upon written request of the Local union shall accumulate seniority during their term of office.

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
           (B5) Employees serving short term mission for the Union, such as delegates, etc., shall accumulate seniority during such mission.

           (B6) Leaves of absence shall not be granted for the purpose of securing other employment. Employees on leave found to be in other employment, without notifying the Employer, shall be considered as voluntary quit.

           (C) After June 30, 1986, employees accepting positions outside the bargaining unit will not continue to accumulate seniority but will have their seniority "frozen" at the time they accept the position outside the bargaining unit. If they re-enter the bargaining unit, their seniority date shall be adjusted to reflect the cumulative limit imposed by this subsection.

           Employees outside the bargaining unit who reenter the bargaining unit shall only have return rights as assemblers. Employees hired from outside directly into non-bargaining unit jobs shall not have seniority.

           (Dl) Employees other than those covered under the provisions of Sec tion 7.03 Al who go on leave shall be returned to the job classification and shift they held at the beginning of the leave. If such job classification and shift are not available, they shall exercise their seniority as outlined in
Article 7, Section 7.05D.

           (D2) During the time of such leaves, the Employer shall fill such jobs by first offering it to the cutback employee, then to the part time employee. If neither is available and the period of the leave exceeds 30 days, a temporary bid will be posted for the period of time required. When the needs of the Company do not require that the Company fill the vacancy created by a leave of absence of less than 30 days, the Company will endeavor to explain the reason to any cutback employees or part time employees.

           (D3) The successful temporary bidder shall be returned to the classification and shift they held at the time of the bid when the other employee returns from their leave of absence except those covered under the provisions of Section 7.03 Al. The employee filling the vacancy will also return to his job classification and shift.

           Section 7.04. (A) When a new job is created or a vacancy occurs, the Employer shall, without undue delay, but in no case longer than three (3) working days, post a notice of such job on the bulletin boards, giving the amount of openings available, pay rate and shift on which the job opening is available. Such job openings shall remain posted for two (2) full working days. The time of posting shall be written on the posting at the time it is posted in addition to the date of the posting; however, the Employer may,

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
when necessary, fill such jobs on a temporary basis during the posting and bidding procedure.

           (B) The Employer shall be free to establish new jobs not covered by this Agreement as the needs arise and to place such jobs in the classification and wage group deemed appropriate. Current job descriptions as of the effective date of this Agreement, will be given to the Union and will remain in effect unless during this Agreement changes in processes, methods or equipment warrant alteration. The Union shall be advised as to the classification and wage group and given reasons supporting such placement.

           The job shall run for a period of thirty (30) working days. At the end of the thirty (30) day period, the Union shall be free to grieve the placement.

           Any change in classification or wage group shall be retroactive to the start of the job.

           (C) During the time of the posting, employees desiring to bid on the job may sign the bid sheet. On request, supervisors or stewards may sign the bid sheet for absent employees or employees on leave of absence. For an employee on leave of absence to be awarded the job, he would have to be available within 20 calendar days from the time the bid is taken down. Should that employee not be available, the next most senior person on that bid will be awarded the job.

           (D) Posted jobs will be offered to the senior bidder providing he
(she) has the skill and ability to perform the work.

           (E) The job shall be awarded and the transfer made on or before the start of the shift on the third day following the taking down of the bid sheet. If the transfer cannot be made the successful bidder shall, nevertheless, be paid the rate of the posted job.

           (F) If there are no successful bidders, the Employer shall be free to hire from the outside.

           (G) Job bid posting will remain open for the length of the qualifying days required on the job after the bid is removed. Bidders signing the sheet while posted will be considered for any openings or vacancies occurring on that job during this period. A job bid remaining open will not need to be re-posted unless there are no bidders on the bid or no bidders remaining to choose from. Permanent, part-time, and temporary postings will be considered as separate postings and a bid on one will not reflect on the other.

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
           (H) SHIFT CLASSIFICATION. First, second and third shift job classifications will be considered separate job classifications for the purpose of job bids, cutbacks and return rights.

           Section 7.05. (A) If a reduction in force is necessary in any job classification, the Employer will first try to absorb the affected employees in Labor Grade 1, assembly, such transfer shall be at no reduction in earnings. The least senior employees will be transferred. If employees cannot be absorbed for such period other than provided for in Section 7.05B of this article, the cutback and lay off procedure shall apply.

           (B) In cases where a line or section may have cutbacks due to shortages of material or other necessary interruptions in production, temporary lay-offs may be made with out regard to seniority. This provision shall be applicable to employees directly affected. No employee shall be affected more than three (3) scheduled work days in a 30 day period. No employee shall be affected by such temporary lay-off for more than eighty (80) hours in a calendar year.

           (C) When cutbacks are to be made in any job classification, the cutback employee(s) will be those with the lowest plant-wide seniority providing the employees remaining in the classification have skill and ability to perform the work.

           (D) A cutback or bumped employee may exercise their seniority to bump the least senior employee in any shift or job classification within their labor grade or a lower labor grade providing they have skill and ability to do the work.

           Section 7.06. (A) Layoff of employees other than temporary layoff which is covered in Section 7.05(B) will be by plant-wide seniority beginning with the least senior. The only exceptions being jobs not subject to the bid procedure and officers and stewards with top-ranking seniority, which is covered in Section 7.07.

           (B) Recall of employees shall be in the inverse order of layoff. Employees will be given two (2) days notice to return to work, unless the employee has a valid excuse for not reporting. The Employer shall notify employees either by telephone, certified mail, or personal notice. In the event of personal notice, such notice shall be made directly to the employee only.

           Section 7.07. (A) In the case of lay-off and recall, the following elected officers and stewards of the Local Union shall be deemed to have top ranking seniority so long as they hold such office and in the order as specified below:

           (B) President, Chief Steward, Stewards in their areas of representation.

           Section 7.08. Employees shall lose seniority only by:

           (A) Voluntary quitting.

           (B) Failure to report for work within two (2) days after receiving notice to report unless the employee has a valid excuse for not reporting from lay off only.

           (C) Discharge for just cause.

           (D) Failure to report at termination of a leave of absence. Employees who do not present themselves for re-employment by the close of the next scheduled work day or submit proper evidence requesting extension of said leave by the close of the next scheduled work day shall be considered as having resigned. In emergencies exceptions will be made.

           (E) Lay-off or leave of absence for a length of time greater than accumulated seniority as outlined in Section 7.03 Al, 7.03 A2, 7.03 A3, of this Article.

           (F) Being absent three (3) consecutive work days and not reporting for work at the start of the shift on the fourth day without proper notification to the Company.


                                    ARTICLE 8
                             DISCIPLINE & DISCHARGE

           Section 8.01. Full power of discharge or discipline lies with the Employer, but it is agreed that his power shall be exercised with justice and with regard for the reasonable rights of the employees. If the Union, after investigation, feels that an employee has been disciplined or discharged without just cause and fails to reach an agreement or adjustment with the representatives of the Employer, the case in question shall be referred to the grievance procedure. The Union is to be notified at the time of any such discharge or discipline (See Article 6, Section 6.04F).

           Section 8.02. It is specifically pointed out that the Employer and Union are in complete agreement that absence which is chronic cannot be condoned. Any absence of more than three (3) days must be covered by a leave of absence.

           Section 8.03. The Employer will from time to time issue Rules and Regulations for the maintenance of orderly conditions of employment. These rules will not be unfair or of discriminatory nature, nor will they conflict with the terms of this Agreement. The Employer will give the Union a copy of any deletions, amendments, or additions to the Rules and Regulations prior to the time they are issued.

           Section 8.04. The publishing of the rules by the Employer shall not be construed as limiting the right of the Employer to delete, amend or add rules as changing conditions demand such changes. However, notification of such changes will be made known to the President, Vice President, and Chief Steward of the Union in advance of the publishing of the change.

           Section 8.05. Infractions of the Employer's Rules require progressive discipline, as set forth below unless the Rules and Regulations shall specify to the contrary.

           (A) Infractions of rules shall be dealt with in an impartial and fair manner. A first infraction may deserve a verbal warning. A record of the verbal shall be placed in the employee's personnel file.

           (B) Subsequent infractions of the same rule may require a written reprimand. The second reprimand may carry a suspension penalty as noted in the rules and the third may call for dismissal.

           (C) An accumulation of three verbal warnings for various rule infractions within a period of sixty (60) calendar days may carry a penalty of 3-day suspension. An accumulation of two written reprimands for various rule infractions during a ninety (90) day period may carry a 3-day penalty. A third may require a dismissal.

           (D) A copy of the above warnings, stating the exact violation, shall be furnished to the employee and the union at the time of the violation, whenever possible. Should the employee and the Union not be given a copy as outlined above, such warning(s) will be invalid.

           (E) The Employer agrees that it will not publish any new work rules in addition to those in effect on June 9, 1977, which call for mandatory dismissal unless the Company has the mutual consent of the Union.
      Provided further, that the Employer will not amend any existing work rule (in effect on June 9, 1977) to call for mandatory dismissal without mutual consent.

           Section 8.06. The Employer recognizes that as the repeat violator is penalized, so should the person who abides by the rules be given consideration. Therefore, a reprimand/warning which becomes six (6) months old shall be removed from the employee's personnel record.


                                    ARTICLE 9
                                HOURS & OVERTIME

           Section 9.01. (A) The regular work week shall be forty (40) hours per week, eight (8) hours per day, five (5) days per week from Monday through Friday inclusive.

           (B) First Shift - 8 a.m. - 4:30 p.m.

           (C) Second Shift - 5:00 p.m. - 1:30 a.m.

           (D) Third Shift - Should there be a third shift, such hours will be worked out between the Employer and the Union before any third shift scheduling.

           (E) Should the need for a second shift arise, or additionally, a third shift such jobs will be offered by the job posting and bidding procedure.

           (F) The existing half hour lunch period, as currently scheduled, will remain in effect unless changed by mutual agreement between Employer and the Union.

           (G) Fifteen (15) minute paid breaks, as currently scheduled, including during overtime, will be in effect unless changed by mutual agreement between the Employer and the Union.

           Section 9.02. For timekeeping purposes, the week shall commence at 12:01 a.m. Monday and end at 12:00 p.m. the following Sunday. The workday shall commence at 8:00 a.m. and end at 8:00 a.m. the following day.

           Section 9.03. Overtime compensation will be one and one-haft times the hourly rate of the job for all hours over eight (8) in any day and over forty (40) in any given week except overtime shall not be pyramided.

           Section 9.04. (A) ASSEMBLY. The normal operator shall be defined as the person on the job on which the overtime occurs.

           (Al) Should it be decided to work overtime, the Company will first ask the normal operator. Should the normal operator refuse, the Company will ask employees in that work center beginning with the employee with the least amount of overtime on the turnsheet. Should additional employees be needed, an overtime bid sheet will be posted. Employees who wish to be considered for overtime can sign the overtime bid sheet. The requirement will be filled by choosing the employees from the bid sheet with the least amount of overtime on the turnsheet.

           (A2) The parties agree that practices set forth in Section Al above will not result in an imbalance of more than forty (40) hours per year between all assembly operators on the assembly turnsheet.

           (B) PREMIUM. In the event overtime is scheduled in premium jobs (as defined in Appendix A), such overtime will be divided as equally as possible among the employees performing the premium jobs.

           The normal operator, as defined in Section 9.04A above, may be requested to work the overtime, provided that this practice does not result in an imbalance of more than 32 hours per year between classified operators.

           (C) Such divisions of overtime shall be controlled by the use of a turnsheet and in accordance with the provisions of this Agreement. The turnsheets shall be maintained by the Employer and will start on the first day of the first pay period after the effective date of this Agreement, and continue for the length of the Agreement.

           (D) Selection of overtime personnel from the turnsheets will be made by choosing the employees with the least amount of overtime hours in the classification first. Thus continuing the process until all employees have been offered an equal amount of overtime hours as possible.

           (E) For turnsheet purposes, any employee offered overtime hours but refusing will be charged the amount of hours offered.

           (F) To insure fair and equal distribution of overtime to all employees, overtime offered will be posted to the turnsheet and noted as such for the purpose of review.

           (G1) Any employee on vacation shall not be charged with overtime during his vacation period.

           (G2) Part time employees working on overtime will not be charged with overtime on turnsheet.

           (H) Employees entering into a new classification shall assume an average of hours as charged to the turnsheet.

           (I) In the event an employee is available for overtime and is overlooked or is denied the opportunity for overtime, such employee(s) shall be given the opportunity of making up such lost overtime.

           When hours equivalent to the denied hours are to be worked the arrangements with the employee shall be made twenty-four (24) hours in advance unless shorter notice is agreeable to the employee involved.

           (J) No employee shall be moved for the purpose of preferential treatment for overtime.

           (K) Should it be decided to work overtime on a regular work day, the Employer's responsibility in informing personnel is limited to those in attendance during the last four hours of the day. If the overtime is to be worked on Saturday or Sunday and the employee is not in attendance during the last four (4) hours of the Thursday preceding such overtime, the overtime will not be offered to the employee.

           (L) A copy of the turnsheets with all job classifications will be furnished to the Chief Steward in two week increments with all handwritten posting of hours worked, offered and refused.

           Section 9.05. Holiday overtime shall be offered as far in advance as possible but not later than the end of the shift on the second day preceding the holiday.

           Section 9.06. Daily overtime shall be offered as far in advance as possible but not less than four (4) hours before the end of the shift. Weekend overtime shall be offered as far in advance as possible but not later than the end of the working day Thursday.

           Section 9.07. Failure to report for overtime after accepting assignment shall be subject to a one (1) day suspension, unless good and sufficient reason exists for such failure to report.

           Section 9.08. An employee working on Saturday shall be paid time and one-half (1 1/2) for hours worked.

           Section 9.09. Double time shall be paid for all work done on Sunday.

           Section 9.10. For work performed on the 2nd shift, there shall be a twenty (20) cents an hour shift differential.

           For work performed on the 3rd shift, there shall be a twenty-five
(25) cents an hour shift differential.


                                   ARTICLE 10
                                LEAVE OF ABSENCE

           Section 10.01. Employer will grant Leaves of Absence to employees as follows:

           (A) Absences for three (3) consecutive working days or less shall not require a formal leave of absence.

           (B) SICK LEAVES. Leaves of five (5) days or more for medical reasons (personal injury or illness) must be supported by a physician's recommendation. All physician's statements must include both the first day of absence and the day the employee can be expected to return to work.

           Company will grant excused absence to an employee who is admitted to the hospital on an out-patient basis, must be supported by a physician's statement.

           (C) BEREAVEMENT LEAVE. Justifiable personal reasons - such as time for a bereavement leave following death of member of immediate family, accidents which might involve someone from the immediate family, etc., properly supported by such evidence as may be required. The first three
      (3) days shall be paid by the Employer only for deaths in the immediate family as listed below:


                      Husband                     Brother
                      Wife                        Sister
                      Children                    Grandchildren
                      Daughter-in-law             Son-in-law
                      Step Children               Step Grandchildren

           The parties agree to allow the following types of relationships to be counted on an "either-or but not both" basis:


                  EITHER                        OR
                  Father                        Step Father
                  Mother                        Step Mother
                  Father-in-law                 Step Father-in-law
                  Mother-in-law                 Step Mother-in-law
                  Maternal Grandmother          Maternal Step Grandmother
                  Maternal Grandfather          Maternal Step Grandfather
                  Paternal Grandmother          Paternal Step Grandmother
                  Paternal Grandfather          Paternal Step Grandfather

           The Employer will grant the employee one (1) day bereavement leave with pay for death of additional members of family as listed below:


                      Brother-in-law              Sister-in-law
                      Step Father                 Step Mother

           The parties agree to allow the following types of relationships to be counted on an "either-or, but not both" basis:


        EITHER                                 OR
        Spouse's Maternal Grandfather          Spouse's Maternal Step Grandfather
        Spouse's Maternal Grandmother          Spouse's Maternal Step Grandmother
        Spouse's Paternal Grandfather          Spouse's Paternal Step Grandfather
        Spouse's Paternal Grandmother          Spouse's Paternal Step Grandmother

           If an employee has counted one of the relatives listed under the "either" category, then they would not be eligible to count the corresponding relative in the "or" category. Of course, even if an employee had already counted one relative (for example, father-in-law), and later the corresponding relative died (step father-in-law), consider ation would still be given to an application for a personal leave, if it were necessary for the employee to be absent three or more working days.

           The "step" relationships described above are the only relationships to which this "either-or" option will apply.

                (Cl) The Employer will grant an employee a reasonable amount of excused time off from work due to the death of fellow employees, upon request, without pay, to attend funeral.

           (D) MILITARY LEAVE. Any employee, covered by the terms of this Agree ment who is drafted or who volunteers for service in the Armed Forces of the United States under the provisions of the "Universal Military Training and Service Act," as amended and extended, shall be considered on a "Certified Leave of Absence" for a period as defined in such Act.

           The same provision will apply to all employee members of the National Guard, Reserve Corps, or members of other recognized military reserve components, if, and when they are inducted into the Armed Forces. An employee returning from such military service, will be reinstated by the Employer unless the Employer's circumstances have so changed as to make it impossible to do so, to a position of like continuous service, status, and pay as he had prior to leaving provided the employee applies for reinstatement within ninety (90) days after being relieved from the Armed Forces and provided:

                (1) He had left a position other than a temporary position.

                (2) He has completed the required period of military training and service and he presents a certificate to such effect.

                (3) He is still qualified to perform the duties of reemployment within ninety (90) days after he is relieved of his military duties.

           (E) Employees taking leaves of absence to hold full time public office shall accumulate seniority during their term of office.

           (F) Employees elected or appointed to full time union position upon written re quest to the Employer from the President of the International Union or the President of District 7 of the International Union shall continue to accumulate seniority during their term of office.

           (G) Employees elected to or appointed to full time office of Local Union upon written request of the Local Union shall accumulate seniority during their term of office.

           (H) Employees serving short term missions for the Union, such as delegates, etc., shall accumulate seniority during such mission.

           (I) JURY DUTY. An employee summoned for or serving on jury duty on a regularly scheduled work day shall be paid the difference between his or her regular rate of pay and the amount received for jury duty. This differential pay is not to exceed eight (8) hours per day. An employee reporting for jury duty and excused prior to 11:30 a.m. for the balance of the day shall report for work without undue delay. An employee excused after 11:30 a.m. will not be required to report to work and will be paid as provided for herein. An employee on the night shift shall be transferred to the first shift for the period of time coinciding with such jury service without loss of earnings. The employee must notify the employer of such call of jury duty promptly after receipt of notice. The employee must present to the employer a statement of dates and hours spent on jury duty and monies paid.

           (J) PERSONAL LEAVE. Personal leaves of absence may be granted to em ployees for compelling personal reasons, hardship cases, and extenuating circumstances.

           (K) Employees on a leave of absence to care for a sick or injured person (immediate family) must produce a physician's statement in advance that such is necessary or desired if advance knowledge of such a situation exists. If such a situation exists and is of an emergency nature, statements will be required, but may be produced later.

           (L) An employee legally adopting a child shall be granted a leave of absence to comply with applicable provisions of Tennessee adoption laws. Such leave of absence will not exceed one (l) year. Employees will be granted a leave of absence not to exceed one (1) year for the birth of an employee's child.

           (M) Leaves of absence for the purpose of personal convenience, home construction, (or remodeling), house cleaning, gardening or to assist other persons for same, etc., shall not be granted.

           (N) Leaves of absence for vacation purposes shall not be granted (vacation shall be taken in accordance with the provisions set forth in the vacation plan). Employees may be granted a once every five (5) years vacation trip of not less than two or more than six (6) weeks. These extra weeks must be tied to the employee's normal vacation and notice must be given to the personnel department 30 days in advance. The Employer will not deny such leaves except for good and substantial reasons.

           (O) Leaves of absence shall not be granted for the purpose of securing other employment. Employees on leave found to be in other employment, without notifying the Employer, shall be considered as a voluntary quit.

           (P) Employees who wilfully misrepresent facts to obtain a leave of absence shall be subject to disciplinary action including discharge.

           (Q) Employees returning from leaves shall be returned to the job classification and shift they held at the start of the leave. If such job classification and shift are not available, they shall exercise their seniority as outlined in Article 7, Section 7.05D.

           (R) The employee returning from the leave of absence shall report to the Personnel Office before proceeding to his or her job classification and shift.

           (S) An employee incurring a work injury/illness accrues a maximum of 1,000 hours in the calendar year in which the injury/illness occurs and the calendar year in which the employee returns to work for the purpose of vacation, compensated days and pension credit.


                                   ARTICLE 11
                               PROBATIONARY PERIOD

           During the first sixty (60) calendar days of continuous employment, all new em ployees and employees hired after a break of service which terminates their seniority under the provisions of Article 7, Section 7.08 shall be on probation, have no seniority and may, at the Employer's sole discretion, be terminated without recourse to the grievance or arbitration provisions and without recall rights during such probationary period. Upon completion of the probationary period, their seniority shall be computed as of the latest hiring date.


                                   ARTICLE 12
                           QUALIFYING FOR PREMIUM JOBS

           Premium jobs (those above the lowest labor grade) require a period of time for the employee to become qualified. Such jobs and their qualifying time are outlined in Appendix A of this agreement for all job classifications existing on the effective date of this agreement. Qualifying time for new job classifications established during the term of this agreement will be negotiated by the Employer and the Union. Successful bidders for pre-mium jobs shall not have their plant-wide seniority credited to such premium jobs until they are qualified.

           If the Employer finds that the successful bidder is not qualified to perform the work during the qualifying period, the individual shall be disqualified and removed from the job and have return rights to the job previously held. The disqualified employee shall have a right to file a grievance if he believes the disqualification is not warranted.


                                   ARTICLE 13

           Classifications not subject to the bid procedure:

           1.   Quality Control Technician

           2.   Machinist

           3.   Tool & Die Maker

           Employees who believe themselves qualified for such positions may file an ad vance application in the Personnel Department asking for consideration when openings occur. Their application will be considered and will be discussed with the appropriate steward. Employees within the plant with qualifications will be given the job opportunity prior to hiring new employees.


                                   ARTICLE 14
                                 HEALTH & SAFETY

           Section 14.01. The plant must be kept in a sanitary condition. The Employer agrees to establish safe working conditions and to comply with applicable state and federal laws.

           Section 14.02. The Employer agrees to meet once a month if necessary or at the request of any member of the safety committee with a two employee safety committee of the Union to discuss and take steps to correct any unsafe working conditions. The Union will be notified when a government safety inspector is in the plant and a union officer will accompany him. Time so spent for the above will be paid by the Employer at the employee's regular hourly earnings.

           Section 14.03. An employee and/or the Union may resort to the grievance procedure should they feel a violation exists.

           Section 14.04. The Employer shall designate jobs or areas where safety glasses must be worn. The Employer shall furnish safety glasses for employees in such jobs or areas. When an employee requires prescription glasses he shall, at his expense, be examined by a doctor licensed to issue prescriptions. Upon presentation to the Employer of the prescription the Employer will furnish the employee with safety glasses in standard frames which will conform to OSHA standards.

           Section 14.05. If an employee has reason to believe that a condition on the job creates a safety or health hazard endangering life, limb or health of the employee, the employee's first obligation is to immediately inform his or her supervisor of the problem. If the supervisor is not available, the employee should contact the Employee Relations Manager. In either case, the company will respond immediately to the problem.

           Section 14.06. Employees who suffer lost time due to work related illness/in jury will receive pay for all hours lost on day of incident.


                                   ARTICLE 15
                                   TIME STUDY

           Section 15.01. The Union and Employer are in accord that established time studies are necessary to price and sell a product.

           Section 15.02. The time required on any job shall be on a basis of fairness and equity consistent with quality of workmanship, efficiency of operation, and reasonable working capacities of normal operators.

           Section 15.03. In the event a rate is considered unattainable a review of this study may be requested. In the event of a dispute regarding time study procedure, both parties shall attempt to resolve the issue on a mutual basis. Failing to resolve the issue on this basis, the matter shall be referred to the grievance procedure.

                                   ARTICLE 16
                         REPORT IN/CALL IN/CALL BACK PAY

           REPORT IN PAY. Employees who report to work at their regular starting time and who were not notified prior to the end of their shift on their previous scheduled work day not to report shall be guaranteed at least four (4) hours work or pay at their regular earnings except in cases of a cause beyond the employer's control.

           CALL IN PAY. Employees called to work before their regular starting time of their shift shall be guaranteed two (2) hours work or pay at one and one half (1 1/2) times their regular earnings and will be given the opportunity to work their full regular shift at straight time pay.

           CALL BACK PAY. Any employee who has left the plant, after working their regular shift, and who is called back and returns to work, shall be guaranteed at least two (2) hours pay at one and one-haft (1 1/2) times their regular earnings.


                                   ARTICLE 17
                                MANAGEMENT RIGHTS

            The Employer retains the sole, exclusive right to manage its business and to direct the working force, except only to the extent that the provisions of this Agreement specifically limit or quality this right. The Employer's right to manage its business includes, but it is not limited to the right to hire and direct employees, to layoff for lack of work, suspend and discharge for just cause, to increase or decrease the work force, to determine the product and the manufacturing processes to be employed, to make assignments of jobs or goods to be handled, to contract out work, to establish work schedules, to determine the length of the work day or work week for some or all employees, to determine the classifications required as well as standards of quality and production, to establish reasonable rules of conduct, to maintain safety, efficiency and order at the plant, to open new units, assembly lines, departments or operations and to terminate or close the same, and to dis-continue or relocate all or any portion of the operations presently being performed at the Sevierville, Tennessee, facility covered by this Agreement. The rights of management will not be used to discriminate against any employee because of his or her Union membership, religion, race, sex, age, national origin or any other reason prohibited by law. However, the exercise or non-exercise of rights retained by the Employer shall not be deemed to waive any such right, discretion or exercise of any such right in some other way in the future.

                                   ARTICLE 18
                 COMPENSATORY LEAVE FOR SICKNESS OR EMERGENCIES

           Section 18.01. Compensated Days. Subject to the conditions specified in Section 18.02, commencing January 1, 1989, regular full-time employees with one (1) year or more of seniority shall be credited with a maximum of seven (7) compensated leave days (56 hours) for absence due to illness or personal emergencies which are earned for the previous calendar year at the rate of one
(1) day for each one and one-half (1 1/2) months on the active payroll. Regular full time employees with less than one (1) year of seniority at the beginning of any calendar year thereafter, shall be credited with one (1) compensated day (8 hours) for each one and one-half (1 1/2) months on the active payroll up to a maximum of seven (7) compensated leave days. Compensated leave pay for sick ness or personal emergencies shall be computed on the basis of eight (8) hours straight time per day at the employee's hourly rate of pay in effect when actual payment is made.

           One and one-half months will be interpreted to mean any 6 weeks. If an employee receives pay for any part of a week, that week will be counted toward the one and one-half months (6 weeks). (Does not include disability payments.) Vacation weeks will be counted toward the one and one-haft months (6 weeks).

           Section 18.02. Definitions. The occasions which qualify for compensatory leave pay as referred to in this article shall include pregnancy, illness, accidents, or personal emergencies. Personal emergencies shall include all circumstances of a compelling nature which requires the immediate attention of the employee.

           Section 18.03. Other Compensation - Holidays, Lay-Off and Leave of Absence. An employee may not receive compensatory leave pay for any day or days for which other compensation is paid as a direct or indirect result of his employment such as, but not limited to, vacation pay, holiday pay, worker's or unemployment compensation. An employee shall be entitled to compensatory leave pay for the day prior to or the day following a holiday. However, a compensatory day will not serve as to quality an employee for a holiday. Employees not scheduled for inventory may claim a day of sick pay. Employees scheduled for inventory and the inventory takes less than eight hours to complete may claim and be paid for the remaining hours in two (2) hour increments. In no event shall an employee be entitled to compensatory leave pay during a lay-off or during an approved leave of absence.

            Section 18.04. Method of Payment. Payment of earned compensatory leave will be included in the next regular paycheck covering the payroll period during which the request is submitted or verification is completed, provided, however, that in no event will any payment be made for less than two (2) hours of earned compensatory leave pay.

           Section 18.05. Employees who have not received their maximum compensatory leave allowance shall be paid an amount equal to their unused compensatory leave pay entitlement on the second Friday in December of each calendar year. If the employee elects, he may carry over no more than one (1) day (8 hours) into the following year. An employee who is permanently laid off, retires or whose employment or seniority is terminated shall be paid an amount equal to their unused compensatory leave pay entitlement.


                                   ARTICLE 19
                                    VACATION

           Section 19.01. Effective June 30, 1989, all employees employed by the Employer under this Agreement shall comply to the following schedule for receiving paid vacation:

                1 week                             All Employees
                2 weeks                3 years from date of hire
                3 weeks                7 years from date of hire
                4 weeks               12 years from date of hire
                5 weeks               20 years from date of hire

           Section 19.02. In order to be eligible for a vacation benefit, an employee must have worked a minimum of 1000 hours during the period from July 1 of the previous calendar year to June 30 of the year in which the vacation is taken. Time spent on approved leaves of absence shall be counted toward the 1000 hours minimum. All compensated time shall be counted toward the 1000 hours minimum. Vacation pay shall be computed on the basis of 40 hours for each week of vacation entitlement at the employee's straight time hourly rate in effect during the week preceding the vacation, including cost of living adjustments and shift differential, if applicable. Any employee who is prevented from work-ing 1000 hours during the period above specified because he or she resigns or is laid off shall be entitled to 1/12 of the employee's applicable vacation benefit for each month worked after July 1 of the preceding calendar year computed on the basis of the employee's straight time hourly rate in effect at the time of resignation or lay off plus cost of living adjustment then in effect and shift premium, if applicable. An employee on an extended leave of absence (more than one year in duration) shall be paid no more than one year's vacation entitlement pursuant to the provisions of this section.

            NOTE: Employees working in an upgraded job at least 50% of their time the week preceding the vacation will be paid the higher rate of pay for the vacation.

           Section 19.03. The vacation shut down week shall be as designated below. The employees will be encouraged to make a reasonable effort to take one week of their vacation by June 30 of each year. This shutdown will be effective beginning December 1992.

        1992
        ----
        Vacation                    12/21/92, 12/22/92, 12/28/92,
                                    12/29/92, 12/30/92
        Holidays                    12/23/92, 12/24/92, 12/25/92,
                                    12/31/92, 1/l/93
        Last Day Worked -           12/18/92 (Not Qualifying Day)
        Return -                    1/4/93 (Qualifying Day)


        1993
        ----
        Vacation                    12/20/93, 12/21/93, 12/22/93,
                                    12/28/93, 12/29/93
        Holidays                    12/23/93, 12/24/93, 12/27/93,
                                    12/30/93, 12/31/93
        Last Day Worked -           12/17/93 (Not Qualifying Day)
        Return -                    1/3/94 (Qualifying Day)


        1994
        ----
        Vacation                    12/19/94, 12/20/94, 12/21/94,
                                    12/27/94, 12/28/94
        Holidays                    12/22/94, 12/23/94, 12/26/94.
                                    12/29/94, 12/30/94
        Last Day Worked -           12/16/94 (Not Qualifying Day)
        Return -                    1/2/95 (Qualifying Day)

           Extra weeks shall be taken at the employee's convenience with mutual agreement between the employee and the Employer. Employees will give a 30 day notice of the additional weeks to be used as vacation. In the event there are more vacation requests than can be granted without affecting production, the allocation of those who can be granted such vacation will be determined by seniority.

           An employee who has not taken all vacation to which she/he is entitled by August 1 of the vacation year shall schedule the remaining vacation to which she/he is entitled within thirty (30) calendar days following August 1st of the vacation year.

           Once an employee's remaining vacation has been scheduled and approved, said vacation can only be changed thereafter if an opening exists or is created in the number of vacation openings allocated for a particular vacation period. In case of a cancellation of an established vacation period, rescheduling of such cancelled vacation shall be in accordance with the applicable contract provisions.

           Employees shall not be permitted to work during their vacation period, unless requested by the Employer.

           The number of people that shall be granted vacation in any one week will be according to the following schedule:

            Amplifier Sub-Assembly & Tube &
                  Damping Sub Assembly                            2
            Assemblers (Line)                                    18
            Assembly Material Handler & Truck
                  Driver                                          1
            Back Electret                                         1
            Cable Line Operator & Artos Operator                  2
            Cement Center Operator                                1
            Coil & Diaphragm Area & Specialized
                  Equipment Operator                              6
            Charge Machine Operator                               2
            Electronic Engraver Operator & Tool
                  Crib Storekeeper                                1
            Incoming & Fabrication Inspection                     2
            Lab Tester                                            2
            Line Test Operator                                    3
            Machinist                                             1
            Mend (Relief) Operator                                3
            Package-Postage Meter Operator                        1
            Plant Custodian                                       1
            Production Control Expediter &
                  Scheduler                                       1
            Quality Control Audit Roving Inspector                1
            Quality Control Technician                            1

           RE 2000 Specialist                                      1
           Stockroom Clerk (will be rotated during
                 this period to gain exposure to all
                 jobs)                                             2
           Tool and Die Maker                                      1

           Section 19.04. Employees whose services are terminated for any cause shall be paid for any full or fractional vacation to which they became eligible but did not receive prior to the termination. Vacation checks will be issued the last work day prior to vacation.

           Employees taking two (2) or more vacation weeks together shall receive separate checks for each week. Employees will receive checks however they request.

           Vacation may be cancelled by notifying the human resource department by the end of the work day the Friday preceding their vacation or sooner if possible.

           Section 19.05. An employee hired in the final quarter of the year will be permitted to take his vacation after June 1 of the vacation year, but will not be paid until the eligibility date is reached. Should the employee who avails himself of the opportunity hereunder quit or is discharged prior to the eligibility date, he will not receive the vacation pay to which he would otherwise have been entitled had he continued in the employ of the Employer to the eligibility date.

           Section 19.06. Should an employee, due to circumstances beyond their control, have need for an emergency vacation and substantiate their need to management, the vacation may be granted.

           Section 19.07. Employees will be allowed to take one week of his/her vacation time in one or more day increments. An employee should notify his supervisor or the company by the day preceding taking of the vacation, if possible. Vacation pay will be included in normal week's pay check and there will be no upgraded adjustment from previous week's earnings as normal vacation is calculated.

           An Employee upon request will receive one (1) weeks pay in lieu of vacation. The employee should give two (2) weeks prior notice to elect this pay option.

                                   ARTICLE 20
                            COST OF LIVING ALLOWANCE

            Notation: COLA language will be the same provisions as set forth in the 1980 contract. This language will not apply during the term of this Agreement.

           Section 20.01. Subject to the limitations set forth in Section 20.02 of this Article, hourly rates of pay shall be adjusted one (1) cent for each
0.4 (4/10) point change in the Urban Wage Earners & Clerical Workers Index (1967=100). This plan of adjustment shall be shown as a Cost of Living Allowance.

           The Cost of Living Allowance shall be considered as part of the hourly wage rate for all wages and benefits provided under this Agreement.

           A drop in the Cost of Living index will not result in reductions in wage rates below those rates provided for in the wage schedules attached to and made a part of this Agreement.

           The Cost of Living Allowance shall be computed and applied quarterly and made effective the first day of the first pay period after the start of the calendar quarters as out lined below:

                                           lst Month of Quarter for which
              Month of Index               Allowance is Applicable
              May                          October
              August                       January
              November                     April
              February                     July

           The base amount shall be the index figure of May 1992 and the first allowance (if any) shall be made in October 1992.

           Section 20.02. The limitation on cost of living adjustments shall be computed in three separate annual installments, without pyramiding or carry over of any fluctuations in the Urban Wage Earners & Clerical Workers Index as follows:

           (A)  October 1, 1992 to September 30, 1993

           (B)  October 1, 1993 to September 30, 1994

           (C)  October 1, 1994 to September 30, 1995

           The total of such adjustments for the one-year period between October 1, 1992 and September 30, 1993 due to fluctuations in the CPI during the same period of time, shall not exceed eighteen (18) cents per hour. The total of such adjustments for the one-year period between October 1, 1993 and September 30, 1994, due to fluctuations in the CPI during the same period of time shall not exceed eighteen (18) cents per hour. The total of such adjustments for the one-year period between October 1, 1994, and September 30, 1995, due to fluctuations in the CPI during the same period of time shall not exceed eighteen (18) cents per hour.

           The total of such adjustments for each one (1) year period as shown above (A, B, C) will become permanently affixed to and part of the employees base rates on September 30, 1993, September 30, 1994 and September 30, 1995.


                                   ARTICLE 21
                                    INSURANCE

           The following insurance benefit plan for eligible employees will be effective August 1, 1992, and will be continued for the duration of the Agreement. (Note: Prior to 8-1-92, coverage will continue as per prior labor agreement.)

                             BLUE CROSS/BLUE SHIELD
                      TENNESSEE PREFERRED PROVIDER NETWORK

           Employees are encouraged to stay within the network in order to receive higher benefits. All insurance coverage will remain same as previous coverage except as noted.

                     Sevierville Comprehensive Medical Plan
                   Deductibles/eco-payments/maximum stop-loss.

                                                    IN NETWORK      NON-NETWORK
Individual Deductible                                   $150           $  300
Family deductible                                       $450           $  900
Individual Stop-Loss (includes deductible)              $400           $1,200
Family Stop-Loss (includes deductible)                  $800           $2,400
Co-payment required (after meeting de-
      ductibles) for outpatient medical treat-
      ments and services                                  20%              40%

Co-payment required (after meeting de-
      ductibles) for medical treatments and
      services while admitted to the hospital             10%              30%
Plan  pays 90% semi-private room and board -
      Intensive care - charges after plan
      deductible is met (Out of Network - 70%)

           Exceptions to the above are:

            PLAN PAYS: 90% charges radiology and pathology (x-ray and lab inpatient and outpatient) after plan deductible is met. (Out of Network - 70%
UCR)

            PLAN PAYS: 90% charges for outpatient surgery and anesthesia (no PAC required) after plan deductible is met. (Out of Network - 70% UCR)

            PLAN PAYS: 100% charges for pre-admission testing/diagnostic x-rays. (Out of Network - 80% UCR)

            PLAN PAYS: 100% charges for Second Surgical opinion. (All second opinions are voluntary) (Out of Network - 80% UCR)

            PLAN PAYS: 100% charges for home health care (limit 60 days per calendar year and extended care facility limited to 100 days per calendar year. (Out of Network - 80%)

            PLAN PAYS: 80% Chiropractic Care. (Out of Network 60% UCR)

            PLAN PAYS: 80% Newborn Nursery. (Out of Network 60%)

            PLAN PAYS: 100% Mammography and Pap Test up to $110.00 per year for Lab and Radiology. (After deductible is met, balance of charges will be paid at 90%)

            $3 Prescription Drug Deductible

            $6 Out of Network Prescription Drug

            50/50 CO-PAYMENT MENTAL ILLNESS/DRUG TREATMENT/ALCOHOL ISM THERAPY. After you meet the plan deductible, the plan pays 50% of the charges for outpatient mental illness, drug treatment and alcoholism therapy charges (up to $10,000 maximum lifetime). This 50% co-payment does not apply to your stop-loss maximum.

           PREADMISSION CERTIFICATION AND CONTINUED STAY REVIEW. Is required for hospital admissions. Employees are allowed 48 hours to give notice after be ing admitted in emergency situations. Failure to obtain PAC/CSR will result in $100 additional deductible and 30% copayment.

           The above plan will initially be placed with Blue Cross Blue Shield of Tennessee: However, the Employer reserves the right to provide similar coverage through a health insurance carrier of its choice.

           If another carrier is selected, the Union will be notified and it is agreed that if a change is made there will not be less coverage than with the present carrier.

                              SICKNESS AND ACCIDENT

           Weekly sickness and accident benefits (first day accident or hospitalization, eighth day illness) will be provided for each eligible employee in the amount of one hundred forty ($140.00) per week the first (1) year, one hundred fifty ($150.00) per week the second (2) year, and one hundred sixty ($160.00) per week the third (3) year for a maximum of twenty-six (26) weeks.

                                 LIFE INSURANCE
                        ACCIDENTAL DEATH & DISMEMBERMENT

              June 1, 1992               1st year          $16,000
              June 1, 1993               2nd year          $17,000
              June 1, 1994               3rd year          $18,000

            NOTE: The Life Insurance amount at age 70 will be $2,500, if still working.

            Effective September 1, 1992 a Supplemental Life Insurance Plan will be offered.

            The life, accidental death and dismemberment portions of the insurance plan will initially be placed with the UNUM Insurance Company; the weekly sickness and accident portion of the insurance plan will initially be placed with the NAA. However, the Employer reserves the right to provide similar coverage through an insurance company of its choice. If another carrier is selected, the Union will be notified and it is agreed that if a change is made there will not be less coverage than with the present carrier.

            Employees will become eligible for the above insurance when they have completed the probationary period as provided in Article 11 of this Agreement.

            The Employer shall bear the full cost of the employee's portion. The employee shall bear the cost of the dependent's coverage as follows:

One (1) Dependent:                                $28.00 per month
Full Family (2 or more Dependents):               $59.00 per month

            The above costs shall be frozen for the duration of the agreement.


                                   ARTICLE 22
                                    HOLIDAYS

            Section 22.01. The holidays recognized under this Agreement shall be as follows:

            New Year's Day              Christmas Day
            Good Friday                 Christmas Eve Day
            Memorial Day                Day after Thanksgiving
            Independence Day            Day after Christmas
            Labor Day                   New Year's Eve Day
            Thanksgiving Day            Employee's Birthday

            Section 22.02. If the holiday falls on a Saturday, Friday will be observed as a holiday. If the holiday falls on a Sunday, Monday will be observed as the holiday.

            Section 22.03. All employees shall be paid eight (8) hours regular time for holidays not worked, providing the employee works the last four (4) hours of the last day the factory works, prior to the holiday and works the first four (4) hours the first day the factory works after the holiday. A maximum of one (1) hour of tardiness is allowed on the work day following the holiday.

            Any employee working a holiday shall receive double time plus regular holiday pay for all such time worked.

            Section 22.04. Should an employee be laid off or sustain a lost time factory in jury, be on leave for union business, or on leave, or absent for extenuating circumstances and can provide factual substantiation for such absence, or be hospitalized, or can provide medical substantiation indicating the necessity for the absence of the employee or the necessity for being with a member of their immediate family, such that he or she is unable to meet the above requirements (day before and day after), he shall be eligible to receive holiday pay if he or she is entitled to pay for the time worked in the week prior to or during the week in which the holiday falls.

            In the case of an employee being absent during the qualifying hours for holiday pay, the Company will pay in the following circumstances:

            a) Employee serving as a juror

            b) Employee subpoenaed to court. Must furnish a copy of the subpoena to the Personnel Department.

            c) Employee directly involved in a court case submitting proper evidence as required by the Personnel Department. (Example - a statement saying that it was necessary for employee to be present at such a time.)

            d) Employee attending fellow employee's funeral.

            The company will not pay for an employee being absent during qualifying hours for a doctors appointment, a dentist appointment, etc. The above reasons for not receiving pay is not an inclusive list.

            Section 22.05. Should a holiday fall within an employee's vacation period or a bereavement leave, such vacation period or leave shall be extended by the holiday's fail ing within such period. If a holiday falls within an employee's scheduled vacation week then that vacation week may be extended prior to or following the vacation week by the holiday's falling within such period.

            Section 22.06. Employee working in an upgraded job at least 50% of their time during the week in which the holiday falls will be paid the higher rate of pay for the holiday or an employee working in an upgraded job the day before or the day after a holiday will be paid the higher rate of pay for the holiday.


                                   ARTICLE 23
                                     PENSION

            The Pension Plan shall meet all requirements of ERISA, and shall become effective with the new Agreement and run concurrently therewith. The terms of the plan are stated in the Pension Plan for the Sevierville plant, which shall be called, "The Electro-

Voice, Inc., Tennessee Hourly Employees Retirement Plan, dated March 1, 1977." The principle features of the plan are as follows:

            23.01. The monthly pension benefit per year of service:

            Effective 6/01/92 - $12.50 per month per year of service

            Effective 6/01/93 - $13.50 per month per year of service

            Effective 6/01/94 - $14.50 per month per year of service

            23.02. Normal retirement at age 65.

            23.03. Early retirement at age 55 with actuarially reduced benefit for each month the employee is under 65 years of age.

            23.04. Permanent and total disability at any age with 10 or more years of accredited service. If otherwise eligible, shall receive a monthly benefit not reduced for early retirement.

            23.05. Survivor option as actuarially established.

            23.06. Vesting with 5 years of accredited service.

            Accredited service prior to July 1, 1974, shall be based upon seniority as defined elsewhere herein.

            Accredited service following July 1, 1974, shall be based on hours worked as follows:

            (A) Any employee in the bargaining unit who works one thousand
      (1000) hours during the course of a calendar year shall be credited with a full year of accredited service for pension purposes.

            (B) Any employee in the bargaining unit who works less than one thousand (1000) hours during the course of a calendar year shall be credited with one-tenth (1/10) year of accredited service for each one hundred (100) hours worked during the calendar year in question.

            NOTE: Employees shall receive credit for all time spent in the employment with the employer for pension purposes for all active employees as of 6-1-92.


                                   ARTICLE 24
                                     GENERAL

            Section 24.01. All references to employees in this Agreement include both sexes. Wherever the male gender is used it shall be construed to mean both male and female employees.

            Section 24.02. Each employee covered by this Agreement is responsible at all times for having his correct address and phone number on file at the Employer's personnel office, by completing a W-4 form. All notices to employees to be given under the provisions of this Agreement shall be deemed to have been properly given if mailed to the last address on file or if made by telephone to the last number on file.

            Section 24.03. The union agrees that there shall be no solicitation of member ship, dues or other fees on the Employer's time and that there shall be no Union activity during working hours (exclusive of breaks or lunch) on Employer's property which shall in anyway interfere with the work of the employees and the operation of the plant. Violators of this section shall be subject to disciplinary action.

            Section 24.04. If any employee or group of employees, feels that any order of a supervisor is unreasonable or unjust, the employee or group of employees affected will comply but may, if they choose, institute a grievance over the matter.

            Section 24.05. Should any portion of this Agreement be determined through appropriate legal processes to be contrary to any State or Federal Law that portion so found will be regarded as invalid and the balance of that article and all other articles of this contract will continue in full force and effect. The Union and the Employer shall have the right to negotiate the invalid portion.

            Section 24.06. Official notice of hires, rehires, bids, transfers, rate changes, layoffs, and terminations will be made available to the Union without undue delay. In the event of a layoff, all affected employees and the Union will be given one (1) week advance notice of such lay-off, when possible.

            Section 24.07. The employer agrees to pay the cost of printing a sufficient sup ply of copies of this contract to make them available to all employees.

            Section 24.08. INVENTORY. Selection of individuals to work inventory will be by seniority from those signing the posted notice. Labor grade I employees will be as signed first by seniority to the line/area normally worked. If more labor grade I people than are needed on the line sign the posting, the most senior will be utilized first and so on down the line until the requisite number of people is reached. Additional junior labor grade I employees will be assigned to other lines, by seniority, prior to any upgraded employees being assigned to the lines. Upgraded employees will be assigned by seniority, to fill any vacancies remaining after labor grade I employees have been assigned.

            Section 24.09. The Employer will provide bulletin boards to be defined in the following manner:

            (A) UNION BULLETIN BOARD. The Union agrees that posted notices shall be non controversial and copies will be furnished to the Personnel Department prior to posting. The Union shall be furnished a key to such board and a designated Union official shall be permitted to post such notices. The Union bulletin board will be kept behind glass.

            (B) EMPLOYEE'S BULLETIN BOARD. This board will be used exclusively for employees in reference to advertising, swapping, trading or general information. The Employer and the Union will be strictly prohibited from using this board for their official matters or matters of controversy. The employee board will remain open where it will be available to any employees.

            (C) PHONE CALL BULLETIN BOARD. Telephone calls regarding medical or legal appointments will be given to employees without undue delay. Other telephone calls of non-emergency nature will continue to be posted on the employee phone call bulletin board and emergency calls will continue to be given to the employee immediately. Calls concerning an employee's child at school from a school official, clinic worker, or nurse will be given to the employee immediately. Non-emergency calls will be posted at 9:50 a.m., 11:50 a.m., 2:20 p.m. and 3:30 p.m. Any non-emergency messages which come in after 3:30 p.m. will be given to the proper supervisor for delivery. Should an employee receive a phone call relating to a death, the employee will be taken to the Personnel Office to receive the phone call. Location of the phone call bulletin board will continue to remain at the First Aid Room entrance.

            Section 24.10. EMPLOYEES CONCESSION FUND. The Employee Concession Fund shall be administered by a committee of three (3) Bargaining Unit employees appointed by the Union and three (3) members chosen by Management to represent salaried non-exempt and Management employees. The committee shall select its Chairman.

Bargaining Unit employees shall attend meetings at no loss of pay up to a maximum of twelve (12) hours per year. The committee shall control the fund and its uses and provide for receiving and paying bills.

            Section 24.11. WEEKLY PAY CHECKS. All employees covered by this Agreement will be paid prior to their lunchtime on Friday of each week, provided it does not fall on a Holiday, in which event the employees will be paid prior to lunch time on the last work day preceding the Holiday. Employees working the afternoon shift will be paid prior to their lunch time on Thursday.

            Section 24.12. INDUSTRIAL THRIFT PLAN. The Plan currently in effect will remain the same until otherwise agreed upon and/or changed by the Union and the Employer.

            Section 24.13. SUPERVISORS WORKING. No employee of the Employer not within the Bargaining Unit covered by this Agreement shall perform any work of the Bargaining Unit at any time; except in extreme emergencies or Acts of God, provided, however, that supervisors or other management personnel may be utilized for the purpose of instruction, of conducting a pilot run or for the purposes of determining the cause of a high failure or reject rate. The Union will be given advance notice of the occurrence of any of the above (except instruction).

            Section 24.14. TEMPORARY TRANSFERS. Transferring employees in ac-cordance with lines assigned to and/or work area. Acceptable reasons for transfer:

            a) Lack of work

            b) Lack of parts to finish the order

            c) To perform another job, although on another line or work area, which has been deemed by the Employer to be more urgent than the job the employee is presently performing.

            d) Employees may be transferred to fill in for an employee who is absent or on leave.

            Employees transferred for the above reasons will not, under normal circumstances have other employees assigned to the job from which they have been transferred.

            The employees thus transferred will be returned to their normal work area/or job as soon as practical, normally within fifteen (15) working days, except the time limit may be extended with the employee's consent.

            The company will attempt to equalize the out-of-job transfer among the group of affected employees.

            If a line closes down and later reopens, employees will be brought back to the line by: 1) Job Started, 2) Seniority.

            PERMANENT TRANSFERS:

            e) The permanent transfer of employees from one work center to another will be by seniority beginning with the least senior. If an opening occurs on a line from which an employee has been permanently transferred, he shall be given an opportunity to return before other employees are transferred to that line.

            For the purposes of this Article as well as Article 9, work center shall be defined as any area covered by one supervisor.

            f) If an opening occurs on a line and all provisions of Article 24,
      Section 24.14 have been complied with, a bid sheet will be posted for one day stating the line on which the opening(s) exist(s). Employees will be chosen by seniority from the employees who sign the bid sheet.

            The Company will also apply Section 24.14 to premium classifications permanently assigned to an assembly line.

            Complete line transfer: If an entire line is being relocated to another area in the plant which is vacant, the affected employees will first be offered the jobs. The employee accepting the transfer will give up their return rights to the line vacated. The remaining job openings will be bid as per 24.14 of this Agreement.

            Section 24.15. a) Any employee who has successfully bid and holds a part time job shall be given first opportunity to a full time opening occurring on that job. He will be offered the full time opening without further bidding. If two or more employees hold part time bid rights, the most senior employee will be offered the job. If the employee de clines the full time status, he will have relinquished all rights to that job and shall not be placed on that job full time or part time unless he bids again through the bid procedure. A bid must be posted in the event the part time employee declines the opening.

            NOTE: Employees who hold part time job rights will be used by seniority to re place absent employees in the classification.

            b) When an employee is cutback from a job classification and bumps into a lower or lateral premium job, and the cutback job becomes available on a permanent basis, the employee shall do one of the following two things:

            1) Return to the job from which the employee was cutback.

            2) If the employee refuses to return to the cutback job classification, the employee withdraws all rights to that job and is assigned to the lowest labor grade provided the person has sufficient seniority. The only way the employee could permanently return to the premium job would be through the bid procedure.

            c) Part time employees shall accumulate job seniority for hours they are asked to perform on the job. Such accumulated job seniority shall apply to the rate of pay provided for in Article 25.

            d) No employee may hold more than one (1) part time job concurrently. An employee holding one part time job and successfully bidding on an additional part time job must relinquish his rights to the part time job to which he holds rights.

            Section 24.16. An employee desiring to leave the plant during his break period for personal reasons should punch out his clock card when leaving and punch back in upon his return. If the leaving and returning are within the scheduled break time, the employee will not be docked.

            If the employee punches out prior to the start of the scheduled break period and/or punches in after the end of the break period, he shall not be compensated for such time irrespective of any reason for leaving early or returning late.

            NOTE: Employees not leaving company premises do not have to clock out for the break periods.

            Section 24.17. The Employer will give consideration to such factors as fatigue and strain in specific jobs and will endeavor to make necessary adjustments in its manufacturing processes to relieve such fatigue and strain.

            Section 24.18. Income tax will be withheld from S & A checks providing the employee submits a W4S for each period of disability and the Company's administrator of such benefits is able to withhold the taxes.

            Section 24.19. Company will furnish health, life and pension booklets to each employee. The Company will also furnish each employee updated pension credited service time annually.

            Section 24.20. Union dues, insurance premiums and other authorized deductions will be deducted from employees vacation checks.


                                   ARTICLE 25
                                WAGE PROGRESSIONS

            Wage Progressions applicable during the term of this Agreement are included in the attached schedules, Appendix B, C, D, E, F and G.

            Starting rate only applies to newly hired employees. Employees bidding from a lower labor grade into a higher labor grade would use the three
(3) months rate as their starting rate. An employee previously attaining the top rate in any labor grade shall retain the top rate in any lateral bid. Should an employee who has attained the top rate of a labor grade enter a lower labor grade, he shall receive top rate in that labor grade. Employees who are in the start or the three (3) months range shall be placed in the appropriate step of the labor grade into which he is bumped.

            Effective June 29, 1983, assembly operators will be in Labor Grade
1.

            NEW HIRE RATE. $2.00 per hour reduction in starting rate for new hires. $1.00 per hour recovery at the end of the first year and $1.00 per hour recovery at the end of the second year. All contractual wage progressions and increases will apply.

                                   APPENDIX A


           The following premium jobs require a period of time to be qualified as provided for in Article 12 of this Agreement effective June 1, 1992:

                          Job Title                                 Labor Grade            Time Required
------------------------------------------------------------        -----------            ---------------
Assembly Material                                                       II                  5 working days
Amplifier Sub-Assembly                                                  II                 20 working days
Cable Line Operator                                                     II                 20 working days
Charge Machine Operator                                                 II                 20 working days
Coil & Diaphragm Area                                                   II                 20 working days
Drill Line Operator                                                     II                 10 working days
Packager-Postage Meter Operator                                         II                  5 working days
Salvage                                                                 II                  5 working days
Tube and Damping Sub Assembly                                           II                 30 working days
Back Electret                                                           III                30 working days
Mend (Relief) Operator                                                  III                10 working days
Artos Operator                                                          III                20 working days
Cement Center Operator                                                  III                10 working days
Electronic Engraver                                                     III                10 working days
Line Test Operator                                                      III                20 working days
Mini-Jector Operator                                                    III                10 working days
Production Control Clerk                                                III                20 working days
Punch Press-Trim Press Operator                                         III                10 working days
Plant Custodian                                                         III                 5 working days
Quality Control Audit Roving Inspector                                  III                20 working days

                          Job Title                                 Labor Grade            Time Required
------------------------------------------------------------        -----------            ---------------
Stock Room Clerk (will be rotated during this period to gain            III                30 working days
exposure to all jobs)
Tool Crib Storekeeper                                                   III                10 working days
Truck Driver                                                            III                 5 working days
Incoming & Fab. Inspector                                               IV                 60 working days
Lab Tester                                                              IV                 60 working days
Lathe Set-Up Operator                                                   IV                 10 working days
Polisher                                                                 V                 10 working days
Production Control Expediter                                             V                 20 working days
RE 2000 Specialist                                                       V                 60 working days
Specialized Equipment Operator                                           V                 60 working days
Test Set-Up                                                              V                 60 working days
Production Control Scheduler                                            VI                 60 working days
Quality Control Technician                                             VIII                       *
Machinist                                                                X                        *
Tool & Die Maker                                                        XI                        *

----------
*Non-Biddable jobs

                                   APPENDIX B


Effective:  June 1, 1992

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             8.65        8.75       8.85             --
          II            8.75        8.90       8.97             --
         III            8.91        9.03       9.12             --
          IV            9.11        9.25       9.37             --
          V             9.25        9.42         --           9.67
          VI            9.61        9.91         --          10.08
         VII            9.76        9.98         --          10.21
         VIII           9.98       10.26         --          10.46
          IX           10.26       10.51         --          10.61
          X            10.96       11.11         --          11.31
          XI           11.57       11.82         --          12.07

The above table reflects an across-the-board increase of twenty-five cents
($.25).

                                   APPENDIX C


Effective:  November 30, 1992

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             8.85        8.95       9.05             --
          II            8.95        9.10       9.17             --
         III            9.11        9.23       9.32             --
          IV            9.31        9.45       9.57             --
          V             9.45        9.62         --           9.87
          VI            9.81       10.11         --          10.28
         VII            9.96       10.18         --          10.41
         VIII          10.18       10.46         --          10.66
          IX           10.46       10.71         --          10.81
          X            11.16       11.31         --          11.51
          XI           11.77       12.02         --          12.27

The above table reflects an across-the-board increase of twenty cents ($.20).

                                   APPENDIX D


Effective:  May 31, 1993

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             9.10        9.20       9.30             --
          II            9.20        9.35       9.42             --
         III            9.36        9.48       9.57             --
          IV            9.56        9.70       9.82             --
          V             9.70        9.87         --          10.12
          VI           10.06       10.36         --          10.53
         VII           10.21       10.43         --          10.66
         VIII          10.43       10.71         --          10.91
          IX           10.71       10.96         --          11.06
          X            11.41       11.56         --          11.76
          XI           12.02       12.27         --          12.52

The above table reflects an across-the-board increase of twenty-five cents
($.25).

                                   APPENDIX E


Effective:  November 29, 1993

     Labor Grade       Start       3 mos.      6 mos.         9 mos.
     -----------       -----       ------      ------         ------
          I             9.30        9.40        9.50             --
          II            9.40        9.55        9.62             --
         III            9.56        9.68        9.77             --
          IV            9.76        9.90       10.02             --
          V             9.90       10.07          --          10.32
          VI           10.26       10.56          --          10.73
         VII           10.41       10.63          --          10.86
         VIII          10.63       10.91          --          11.11
          IX           10.91       11.16          --          11.26
          X            11.61       11.76          --          11.96
          XI           12.22       12.47          --          12.72

The above table reflects an across-the-board increase of twenty cents ($.20).

                                   APPENDIX F


Effective:  May 30, 1994

     Labor Grade       Start       3 mos.      6 mos.         9 mos.
     -----------       -----       ------      ------         ------
          I             9.55        9.65        9.75             --
          II            9.65        9.80        9.87             --
         III            9.81        9.93       10.02             --
          IV           10.01       10.15       10.27             --
          V            10.15       10.32          --          10.57
          VI           10.51       10.81          --          10.98
         VII           10.66       10.88          --          11.11
         VIII          10.88       11.16          --          11.36
          IX           11.16       11.41          --          11.51
          X            11.86       12.01          --          12.21
          XI           12.47       12.72          --          12.97

The above table reflects an across-the-board increase of twenty-five cents
($.25).

                                   APPENDIX G


Effective:  November 28, 1994

     Labor Grade       Start       3 mos.      6 mos.         9 mos.
     -----------       -----       ------      ------         ------
          I             9.75        9.85        9.95             --
          II            9.85       10.00       10.07             --
         III           10.01       10.13       10.22             --
          IV           10.21       10.35       10.47             --
          V            10.35       10.52          --          10.77
          VI           10.71       11.01          --          11.18
         VII           10.86       11.08          --          11.31
         VIII          11.08       11.36          --          11.56
          IX           11.36       11.61          --          11.71
          X            12.06       12.21          --          12.41
          XI           12.67       12.92          --          13.17

The above table reflects an across-the-board increase of twenty cents ($.20).

                                   APPENDIX B

                            NEW HIRES RATES 1ST YEAR


Effective:  June 1, 1992

     Labor Grade      Start      3 mos.     6 mos.         9 mos.
     -----------      -----      ------     ------         ------
          I            6.65       6.75       6.85             --
          II           6.75       6.90       6.97             --
         III           6.91       7.03       7.12             --
          IV           7.11       7.25       7.37             --
          V            7.25       7.42         --           7.67
          VI           7.61       7.91         --           8.08
         VII           7.76       7.98         --           8.21
         VIII          7.98       8.26         --           8.46
          IX           8.26       8.51         --           8.61
          X            8.96       9.11         --           9.31
          XI           9.57       9.82         --          10.07

                                   APPENDIX B

                            NEW HIRES RATES 2ND YEAR


Effective:  June 1, 1992

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             7.65        7.75       7.85             --
          II            7.75        7.90       7.97             --
         III            7.91        8.03       8.12             --
          IV            8.11        8.25       8.37             --
          V             8.25        8.42         --           8.67
          VI            8.61        8.91         --           9.08
         VII            8.76        8.98         --           9.21
         VIII           8.98        9.26         --           9.46
          IX            9.26        9.51         --           9.61
          X             9.96       10.11         --          10.31
          XI           10.57       10.82         --          11.07

                                   APPENDIX C

                            NEW HIRES RATES 1ST YEAR


Effective:  November 30, 1992

     Labor Grade      Start       3 mos.     6 mos.         9 mos.
     -----------      -----       ------     ------         ------
          I            6.85        6.95       7.05             --
          II           6.95        7.10       7.17             --
         III           7.11        7.23       7.32             --
          IV           7.31        7.45       7.57             --
          V            7.45        7.62         --           7.87
          VI           7.81        8.11         --           8.28
         VII           7.96        8.18         --           8.41
         VIII          8.18        8.46         --           8.66
          IX           8.46        8.71         --           8.81
          X            9.16        9.31         --           9.51
          XI           9.77       10.02         --          10.27

                                   APPENDIX C

                            NEW HIRES RATES 2ND YEAR


Effective:  November 30, 1992

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             7.85        7.95       8.05             --
          II            7.95        8.10       8.17             --
         III            8.11        8.23       8.32             --
          IV            8.31        8.45       8.57             --
          V             8.45        8.62         --           8.87
          VI            8.81        9.11         --           9.28
         VII            8.96        9.18         --           9.41
         VIII           9.18        9.46         --           9.66
          IX            9.46        9.71         --           9.81
          X            10.16       10.31         --          10.51
          XI           10.77       11.02         --          11.27

                                   APPENDIX D

                            NEW HIRES RATES 1ST YEAR


Effective:  May 31, 1993

     Labor Grade       Start       3 mos.     6 mos.          9 mos.
     -----------       -----       ------     ------          ------
          I             7.10        7.20       7.30             --
          II            7.20        7.35       7.42             --
         III            7.36        7.48       7.57             --
          IV            7.56        7.70       7.82             --
          V             7.70        7.87         --           8.12
          VI            8.06        8.36         --           8.53
         VII            8.21        8.43         --           8.66
         VIII           8.43        8.71         --           8.91
          IX            8.71        8.96         --           9.06
          X             9.41        9.56         --           9.76
          XI           10.02       10.27         --          10.52

                                   APPENDIX D

                            NEW HIRES RATES 2ND YEAR


Effective:  May 31, 1993

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             8.10        8.20       8.30             --
          II            8.20        8.35       8.42             --
         III            8.36        8.48       8.57             --
          IV            8.56        8.70       8.82             --
          V             8.70        8.87         --           9.12
          VI            9.06        9.36         --           9.53
         VII            9.21        9.43         --           9.66
         VIII           9.43        9.71         --           9.91
          IX            9.71        9.96         --          10.06
          X            10.41       10.56         --          10.76
          XI           11.02       11.27         --          11.52

                                   APPENDIX E

                            NEW HIRES RATES 1ST YEAR


Effective:  November 29, 1993

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             7.30        7.40       7.50             --
          II            7.40        7.55       7.62             --
         III            7.56        7.68       7.77             --
          IV            7.76        7.90       8.02             --
          V             7.90        8.07         --           8.32
          VI            8.26        8.56         --           8.73
         VII            8.41        8.63         --           8.86
         VIII           8.63        8.91         --           9.11
          IX            8.91        9.16         --           9.26
          X             9.61        9.76         --           9.96
          XI           10.22       10.47         --          10.72

                                   APPENDIX E

                            NEW HIRES RATES 2ND YEAR


Effective:  November 29, 1993

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             8.30        8.40       8.50             --
          II            8.40        8.55       8.62             --
         III            8.56        8.68       8.77             --
          IV            8.76        8.90       9.02             --
          V             8.90        9.07         --           9.32
          VI            9.26        9.56         --           9.73
         VII            9.41        9.63         --           9.86
         VIII           9.63        9.91         --          10.11
          IX            9.91       10.16         --          10.26
          X            10.61       10.76         --          10.96
          XI           11.22       11.47         --          11.72

                                   APPENDIX F

                            NEW HIRES RATES 1ST YEAR


Effective:  May 30, 1994

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             7.55        7.65       7.75             --
          II            7.65        7.80       7.87             --
         III            7.81        7.93       8.02             --
          IV            8.01        8.15       8.27             --
          V             8.15        8.32         --           8.57
          VI            8.51        8.81         --           8.98
         VII            8.66        8.88         --           9.11
         VIII           8.88        9.16         --           9.36
          IX            9.16        9.41         --           9.51
          X             9.86       10.01         --          10.21
          XI           10.47       10.72         --          10.97

                                   APPENDIX F

                            NEW HIRES RATES 2ND YEAR


Effective:  May 30, 1994

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             8.55        8.65       8.75             --
          II            8.65        8.80       8.87             --
         III            8.81        8.93       9.02             --
          IV            9.01        9.15       9.27             --
          V             9.15        9.32         --           9.57
          VI            9.51        9.81         --           9.98
         VII            9.66        9.88         --          10.11
         VIII           9.88       10.16         --          10.36
          IX           10.16       10.41         --          10.51
          X            10.86       11.01         --          11.21
          XI           11.47       11.72         --          11.97

                                   APPENDIX G

                            NEW HIRES RATES 1ST YEAR


Effective:  November 28, 1994

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             7.75        7.85       7.95             --
          II            7.85        8.00       8.07             --
         III            8.01        8.13       8.22             --
          IV            8.21        8.35       8.47             --
          V             8.35        8.52         --           8.77
          VI            8.71        9.01         --           9.18
         VII            8.86        9.08         --           9.31
         VIII           9.08        9.36         --           9.56
          IX            9.36        9.61         --           9.71
          X            10.06       10.21         --          10.41
          XI           10.67       10.92         --          11.17

                                   APPENDIX G

                            NEW HIRES RATES 2ND YEAR


Effective:  November 28, 1994

     Labor Grade       Start       3 mos.     6 mos.         9 mos.
     -----------       -----       ------     ------         ------
          I             8.75        8.85       8.95             --
          II            8.85        9.00       9.07             --
         III            9.01        9.13       9.22             --
          IV            9.21        9.35       9.47             --
          V             9.35        9.52         --           9.77
          VI            9.71       10.01         --          10.18
         VII            9.86       10.08         --          10.31
         VIII          10.08       10.36         --          10.56
          IX           10.36       10.61         --          10.71
          X            11.06       11.21         --          11.41
          XI           11.67       11.92         --          12.17

                                   ARTICLE 26
                              DURATION OF AGREEMENT

           Section 26.01. This Agreement shall become effective as of 12:01 a.m. June 1, 1992, and shall remain in force and be effective until 6:00 p.m., July 10, 1995. It shall be automatically renewed from year to year hereafter, unless notice of termination is given by either party by certified mail at least 60 days prior to 6:00 p.m. July 10, 1995, or the next annual Expiration date, whichever is applicable.

           Section 26.02. ln the event that either the Union or the Employer shall exercise its right to terminate, conferences shall be promptly commenced for the purpose of negotiating and executing an extension, renewal or modification of this Agreement.

           In witness whereof the parties hereto have executed this Agreement the day and year first written above.

                                        SIGNED FOR LOCAL 663, INTERNATIONAL
                                        UNION OF ELECTRONIC, ELECTRICAL,
                                        SALARIED, MACHINE AND FURNITURE
                                        WORKERS (AFL-CIO):


                                        ________________________________________
                                        Judy Grayson, President


                                        ________________________________________
                                        Barbara Whetsell, Chief Steward


                                        ________________________________________
                                        Mary Lee, Recording Secretary


                                        ________________________________________
                                        Beulah Allen, Committee Person


                                        ________________________________________
                                        Joan Riggs, Committee Person

                                 ____________________________________________
                                 Fred T. Prater, International Representative



                                 SIGNED FOR ELECTRO-VOICE, INC., SEVIERVILLE,
                                 TENNESSEE:


                                 ____________________________________________
                                 Jay Melton, Plant Manager


                                 ____________________________________________
                                 Faye Brooks, Human Resource Manager


                                 ____________________________________________
                                 Roger Gaines, V.P. Manufacturing


                                 ____________________________________________
                                 Janice Whaley, Assistant Human Resource Manager